Exhibit 32.1

CERTIFICATION

In connection with the periodic report of American Pharmaceutical Partners, Inc. (the “Company”) on Form 10-K for the year ending December 31, 2003 as filed with the Securities and Exchange Commission (the “Report”), I, Patrick Soon-Shiong, Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission. A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company, and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: March 15, 2004	/s/ PATRICK SOON-SHIONG

Patrick Soon-Shiong Chief Executive Officer